EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Mid Penn Bancorp, Inc.

Millersburg, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-197024, 333-170833, and 333-218592), Form S-3 (No. 333-156759), Form S-3D (No. 333-128958), and Form S-3/A (No. 333-39341) of Mid Penn Bancorp, Inc. of our reports dated March 13, 2018, relating to the consolidated financial statements and the effectiveness of Mid Penn Bancorp, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Harrisburg, Pennsylvania

March 13, 2018